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                                  EXHIBIT 99.0

Independent Auditors' Opinion for year ended December 31, 1996 as provided by Deloitte & Touche LLP.

Habersham Bancorp
Its Shareholders and Directors

We have audited the accompanying consolidated statements of income, stockholders' equity, and cash flows of Habersham Bancorp for the year ended December 31, 1996. These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of Habersham Bancorp for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
January 17, 1997